EXHIBIT 99.1

CONTACT:	BARRY BORODKIN	RE:	EXX INC
TEL #:	516-568-7679	FAX #:	516-568-7680

EXX INC

Suite 689

1350 East Flamingo Road

Las Vegas, NV 89119

EXX INC DECLARES SPECIAL DIVIDENDS

ON CLASS A AND CLASS B COMMON STOCK AND

ANNOUNCES INTENT TO DELIST ITS SHARES FROM

THE NYSE ALTERNEXT US

AND

TERMINATE SEC REPORTING

Las Vegas, NV – December 2, 2008. EXX INC (EXX-A and EXX-B) today announced that its Board of Directors has declared special dividends of $0.65 per share of Class A Common Stock and $0.65 per share of Class B Common Stock. The special dividends will be payable on December 22, 2008 to holders of record on December 12, 2008. The source of funds will be cash on hand at the Company.

EXX INC further announced that it has filed an application to voluntarily delist its Class A Common Stock and Class B Common Stock from the NYSE Alternext US (formerly the American Stock Exchange) and intends to terminate the registration of its Class A Common Stock and Class B Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the delisting, the Class A Common Stock and Class B Common Stock will not be quoted on any stock exchange, and there can be no assurance that the shares will be quoted on any over-the-counter market. EXX anticipates that it will file a Form 25 with the SEC on December 15, 2008, and that the Class A Common Stock and Class B Common Stock will be removed from listing on the NYSE Alternext US on December 26, 2008. Immediately thereafter, EXX intends to file a Form 15 with the SEC and will no longer be obligated to file certain periodic and other reports with the SEC under the Exchange Act, including Forms 10-K, 10-Q and 8-K and proxy statements.

David A. Segal, the Chairman and Chief Executive Officer of EXX, commented that “the Board of Directors of EXX unanimously approved the declaration of the special dividends and the delisting and deregistration of the Class A and Class B Common Stock. The costs and administrative burdens associated with being a reporting public company have substantially increased, particularly in light of new SEC and Sarbanes-Oxley requirements. In light of the Company’s intent not to access the public capital markets for its foreseeable financing needs, the advantages of being a public reporting company are outweighed by the costs associated with the reporting requirements for public companies. We believe that delisting and deregistering will significantly reduce expenses and are in the best interests of our stockholders.”

The information in this release may contain certain forward-looking statements which are covered under the safe harbor provisions of the Private Securities Legislation Reform Act of 1995 with respect to the Company’s future financial performance. Although EXX INC believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be realized. Forward-looking statements involve known and unknown risks which may cause EXX INC’s actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from EXX INC’s expectations include, without limitation: (1) EXX INC’s ability to continue to access funding for its operations; (2) the cyclical nature of the industries served by EXX INC, all of which have encountered significant downturns in the past; (3) the level of production by and demand from EXX INC’s principal customers upon which EXX INC is substantially dependent; (4) whether, when and to what extent expected orders materialize; (5) whether EXX INC will be able to successfully launch new programs; (6) the impact on EXX INC of actions by its competitors, some of which are significantly larger and have greater financial and other resources than EXX INC; (7) developments with respect to contingencies, including environmental matters, litigation and retained liabilities from businesses previously sold by EXX INC; (8) changes in manufacturing and shipment schedules; (9) labor disturbances, (10) new product and technology developments; (11) denial of the application to voluntarily delist from the NYSE Alternext US; (12) denial of the Form 25 and Form 15 to deregister under the Exchange Act; and (13) the actual amount of cost savings and other benefits from becoming a non-reporting company.